UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01         Other Events.

On December 21, 2012, Ecolab Inc. issued a news release announcing that it continues to be in active and ongoing discussions with the Antitrust Division of the U.S. Department of Justice (DOJ) regarding Ecolab’s filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to Ecolab’s previously announced agreement to acquire Champion Technologies by means of a merger with Champion’s parent company, Permian Mud Service (the “Merger”). Further, Ecolab and Champion have entered into a timing agreement with the DOJ to extend the waiting period under the HSR Act for the DOJ’s review of the transaction until February 28, 2013.  Accordingly, Ecolab expects that the Merger, which remains subject to various closing conditions including clearance under the HSR Act, will not close in 2012.  If the Merger closes after December 31, 2012, except under limited circumstances, Ecolab will be required to pay to the Permian stockholders an additional amount in cash, up to $100 million in the aggregate, equal to 50% of the incremental federal tax on the Merger consideration as a result of increases in applicable capital gains and investment taxes after December 31, 2012.

A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This communication and the news release attached to this Current Report as Exhibit 99.1 contain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected timing of completion of the Merger. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in these communications. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Merger may not be obtained, or that required regulatory approvals may delay the Merger or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the Merger, (ii) the risk that the conditions to the closing of the Merger may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or acquired companies prior to the closing of the Merger and may delay the Merger or cause the company to abandon the Merger.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, the acquired companies and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and the company’s other public filings with the Securities and Exchange Commission (the “SEC”). In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	News release dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 21, 2012

ECOLAB INC.

By:	/s/ MICHAEL C. MCCORMICK
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated December 21, 2012.